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                                                                   EXHIBIT 10.1

                                  TUDOR TRUST
                             450 N. Roxbury Drive
                                   4th Floor
                            Beverly Hills, CA 90210



December 31, 1998


Xyvision, Inc.
30 New Crossing Road
Reading, MA 01867


Ladies and Gentlemen:

     This letter will set forth our agreement with respect to the following outstanding evidences of indebtedness of Xyvision, Inc. ("Xyvision"): (i) 6% convertible subordinated debentures in the principal aggregate amount of $1,355,000; (ii) 15% promissory notes in the principal aggregate amount of $60,000; and (iii) 4% promissory notes in the principal aggregate amount of $512,000. All of those evidences of indebtedness are hereinafter referred to as the "Obligations."

     Tudor Trust ("Tudor") has made an offer to the holders of the Obligations to purchase all of their rights with respect to the Obligations in consideration for a cash payment of ten percent of the principal amount thereof. A copy of the December 1, 1998 offer of Tudor to the holders is attached hereto. As you know, Tudor is a substantial shareholder and creditor of Xyvision. Accordingly, Tudor hereby agrees with respect to all Obligations which may be purchased by it pursuant to such offer that:

     (a) All defaults existing with respect to the purchased Obligations on the date of purchase shall be waived;

     (b) The principal amount of the purchased Obligations shall be reduced to the purchase price thereof paid by Tudor;

     (c) The interest rate of the purchased Obligations shall be eight percent per annum accruing from and after the dates of purchase; and

     (d) The principal and accrued interest of the purchased Obligations shall be due and payable on March 31, 2000 or upon any earlier maturity of the separate indebtedness of Xyvision to Tudor pursuant to the First Amendment to the Second Amended and Restated Secured Advance Facility Loan Agreement dated December 31, 1998, as amended from time to time.

     If this letter correctly sets forth our agreement, please sign and return the attached copy hereof.


Very truly yours,


TUDOR TRUST


By: /s/ Jeffrey L. Neuman
     ---------------------
     Jeffrey L. Neuman, Trustee


Agreed this 31st day of December, 1998

XYVISION, INC.


By: /s/ Kevin J. Duffy
     ---------------------
   Kevin J. Duffy, President

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